Exhibit 10.4

LEASE AGREEMENT

BY AND BETWEEN:

NORRITON BUSINESS CAMPUS, L.P.

(“LESSOR”)

AND

TENGION, INC.

(“LESSEE”)

Dated: February 1, 2006

i

36.	Taxes	27
37.	Fire and Extended Coverage Insurance	28
38.	Liability and Property Damage Insurance	29
39.	Signs	30
40.	Common Area Maintenance	30
41.	Licenses and Permits	32
42.	Roof, Laterals and Outside Equipment	32
43.	Utilities and Maintenance	33
44.	Sprinkler	35
45.	Hazardous Materials	35
46.	Pest Control	37
47.	Security Systems	37
48.	Outside Storage	37
49.	Lessor’s Liability	37
50.	Estoppel Certificate	37
51.	Non-Foreign / OFAC Certification	38
52.	Quiet Possession	38
53.	Lessee’s Remedies	38
54.	Short Form of Lease	39
55.	Parking	39
56.	Time	39
57.	Submission	39

ii

LEASE AGREEMENT

This Agreement, MADE and effective as of the 1st day of February 2006.

1. Parties. By and between Norriton Business Campus, L.P., a Pennsylvania limited partnership, with an address at 126 W. Germantown Pike, East Norriton, PA 19403, (hereinafter called Lessor), of the one part, and Tengion, Inc., a Delaware corporation, with an address at 2200 Renaissance Boulevard, Suite 150, King of Prussia, PA 19406, Federal I.D. #20-0214813 (hereinafter called Lessee), of the other part.

2. Demised Premises and Permitted Use. WITNESSETH THAT: Lessor does hereby demise and let unto Lessee all that certain free standing 80,005 square foot building (“Building”) on approximately 5.88 acres in the Norriton Business Campus. The Demised Premises is more particularly described in Exhibit “A” attached hereto and made a part hereof. The Demised Premises contains that portion of the Building which Lessee has previously occupied under a Sub-Sublease Agreement with Corporate Interiors of Delaware, Inc., dated May 1, 2003 (“CI Sublease”), provided that, under the Sub-Sublease, Lessee has the right to expand and sub-sublease the entire Demised Premises. The address of the Demised Premises is 2900 Potshop Lane, in the Township of East Norriton, County of Montgomery, Commonwealth of Pennsylvania. Lessee shall use and occupy the Demised Premises only as office and administrative, office and conference space, warehouse (related only to the other permitted uses), laboratory, and clean room processing space, and for no other purpose whatsoever. Lessee’s right to use the Demised Premises shall in any event be subject to all applicable laws and governmental rules and regulations. Tenant shall have access to the Premises 24 hours per day, 7 days per week throughout the Term.

3. Term. The term (“Term”) of this Lease shall be five (5) years, beginning the first day of March, 2011 (the “Commencement Date”) and ending the 29th day of February, 2016 (the “Termination Date”). Each year of the Term (March 1 - February 28/29) is known as a “Lease Year.” In the event the Term is extended as provided herein, all extension periods will be considered as part of the “Term.”

4. Minimum Rent. The minimum rental (“Minimum Rent”) is set forth in Paragraph 32 of this Lease Agreement and is payable in monthly installments in advance during the Term on the first day of each month, beginning from the first day of March, 2011.

5. Place of Payment. All rent, whether Minimum Rent or additional rent (together, the “Rent”) or any other sums due or payable from Lessee to Lessor, shall be payable without prior notice or demand at the office of Norriton Business Campus, L.P., 126 W. Germantown Pike, Norristown, PA 19403, or at such other place as Lessor may from time to time designate by notice in writing.

6. Agency. It is hereby expressly agreed and understood that Tornetta Realty Corp. (“Agent”) is acting as agent only and shall not in any event be held liable to the owner or to Lessee for the fulfillment or non-fulfillment of any of the terms or conditions of this Lease, or for any action or proceedings that may be taken by the owner against Lessee, or by Lessee against the owner. Lessee acknowledges Agent has made no representations or warranties to Lessee concerning the Demised Premises, the Building or this Lease and Lessee’s execution of this Lease is not based upon any reliance by Lessee on any information provided by Agent.

7. Termination of Lease.

a. The Term of this Lease will automatically terminate on the Termination Date without further notice unless Lessee timely exercises its option to renew set forth in Paragraph 33.

b. The renewal of this Lease is governed by Paragraph 33. In the event Lessee does not exercise the option to renew as provided in Paragraph 33, and holds over in the Demised Premises after the termination of this Lease, Lessee’s occupancy shall be at will. No further notice to vacate or terminate shall be required and Lessee shall vacate promptly upon demand.

c. Minimum Rent during any holdover by Lessee past the expiration of the Term (as same may be timely extended) shall be 150% of the Minimum Rent on the last month of the Term. All other terms and conditions of this Lease shall otherwise remain binding and in full force and effect.

d. Commencing on the Commencement Date, all powers granted to Lessor by this Lease may be exercised and all obligations imposed upon Lessee by this Lease shall be binding during the Term and any extended Term of this Lease and, in any event, for so long as Lessee occupies the Demised Premises, in whole or in part.

8. Security Deposit; Condition Precedent.

a. The security deposit for this Lease shall be in the form of cash or a site-draft Irrevocable Letter of Credit from a reputable bank in a reasonably acceptable form in the amount of Nine Hundred Seventy Eight Thousand Dollars ($978,000.00), (the “Security Deposit”) as such amount may be adjusted as set forth below. The Letter of Credit must provide that it may be presented for payment at a bank office in Montgomery County, PA. Said Security Deposit shall be provided to Lessor by Lessee on or before the Commencement Date of the Term and renewals thereof, as appropriate, shall be provided no later than thirty days before the commencement of each Lease Year. All bank charges associated with maintaining the Irrevocable Letter of Credit, if any, shall be paid by Lessee; provided, however, Lessee shall only be obligated to pay the costs incurred with respect to an assignment of the Letter of Credit to a successor Lessor one time during the Term hereof. Failure to provide the Letter of Credit or renewals on a timely basis shall be an event of default under this Lease Agreement.

b. In the event the Security Deposit is in the form of cash deposited by Lessee, Lessor shall deposit same in a separate interest bearing money market escrow account with a nationally recognized financial institution bearing interest (interest to follow the Security Deposit). Lessor shall provide to Lessee in writing the name of such institution and the account number and all interest accruing thereon shall be deemed a part of the Security Deposit.

c. (i) Throughout the Term of this Lease and prior to its commencement, the principal amount of the Security Deposit shall be increased to cover the cost of restoring the Demised Premises to its condition on the date of execution of the CI Sublease. The amount of the Security Deposit shall be increased each time Lessee is required to obtain a permit or approval for any improvements or renovations to the Demised Premises. Said increased amount (“Restoration Deposit”) shall be added to and made a part of the Security Deposit and shall be determined within ninety (90) days following the date of approval of final construction drawings for Tengion’s initial improvements to the Demised Premises, as described in the CI Sublease, which CI Sublease shall be for a term expiring on the Commencement Date of the Term of this Lease, and thereafter as additional improvements requiring a permit or approval, if any, are made. If the parties hereto are unable to agree as to the cost of such restoration, each party shall engage the services of a reputable contractor to provide simultaneously to each of the parties independent estimates as to the cost of restoration and if the estimates are within ten percent (10%) of the larger estimate, the average of the two estimates shall be deemed to be the cost of restoration. If the difference between the two estimates is greater than ten percent (10%) of the larger estimate, then the two contractors shall choose a mutually acceptable third contractor who shall prepare its estimate which shall be delivered simultaneously to each of the parties and the average of the third estimate and the next closest (greater or smaller) estimate shall be deemed the cost of the restoration. Costs of the third contractor shall be divided equally between the parties. Upon determination of said amount, Lessee and Lessor shall execute a Memorandum setting forth the agreed, higher amount of the Security Deposit and Lessee shall immediately pay or effect such increase.

(ii) Further notwithstanding the foregoing, if, during the Term of this Lease, Lessor reasonably believes the costs of restoration may exceed the portion of the Security Deposit constituting the Restoration Deposit, then Lessor may request same be increased by its reasonable estimation. Should Lessee dispute the requested increase, then the parties will use the dispute resolution mechanism described in subparagraph (i), above.

d. The waiver by Steelcase Financial Services, Inc. and CI of their rights to renew their respective existing lease and sublease, respectively, for all or any portion of the Building, and execution of the CI Sublease, are both conditions precedent to this Lease being effective. If such waiver and sublease are, for any reason, not executed, made effective and delivered to Lessor by an outside date of December 31, 2005, then either party may at any time thereafter prior to the delivery of such waivers and CI Sublease, terminate this Lease Agreement by notice to the other.

e. If Lessee is not in default at termination of the Term and Lessee timely fulfills all obligations relative to vacating and restoring the Demised Premises and leaving same in the condition required by this Lease, then Lessor will return the original letter of credit constituting the Security Deposit (“Letter of Credit”) (together with all amendments, addendum and assignments) for termination as soon as possible following such termination and in no event later than thirty (30) days following the Termination Date. The Letter of Credit (or renewal thereof) shall be effective until at least sixty (60) days after the last day of the Term or any extended Term.

9. Reserved.

10. Consumer Notice. Lessor and Lessee acknowledge that they have received the Consumer Notice as adopted by the State Real Estate Commission at 49 Pa. Code §35.366. Lessee acknowledges that one or more of the equitable owners of the Demised Premises is a licensed real estate salesman or broker in the Commonwealth of Pennsylvania.

11. Inability to give Possession. It is understood that on the Commencement Date of the Term, Lessee will already be the occupant and sublessee of the Demised Premises under the CI Sublease. Accordingly, Lessee shall bear all risk of possession of the Demised Premises under this Lease and Lessor shall have no liability of any kind, nor shall Lessee have any right to seek damages or claims against Lessor, if Lessee is unable for any reason whatsoever to take possession on the first day of the Term. To the contrary, the terms and conditions of this Lease shall be deemed effective nonetheless.

12. Additional Rent.

a. Damages and Costs upon Default. Subject to the waivers contained in this Lease, if any, Lessee agrees to pay as rent in addition to the Minimum Rent any and all sums which may become due by reason of the failure of Lessee to comply with all of the covenants of this Lease and any and all actual damages, costs and expenses which Lessor may suffer or incur by reason of any default of Lessee or failure on Lessee’s part to comply with the covenants of this Lease, including reasonable attorney fees, and also any and all damages to the Demised Premises caused by any act or neglect of Lessee.

b. Fire Insurance. Lessee further agrees to pay to Lessor as additional rent all fire and extended coverage insurance premiums upon the Demised Premises and/or the Building and all other cots for insurance on the Demised Premises and Building which Lessor maintains under this Lease.

c. Water Rent. Lessee further agrees to pay as additional rent all charges for water consumed upon the Demised Premises and all charges for repairs to the water meter or meters on the Demised Premises, whether such repairs are made necessary by ordinary wear and tear, freezing, hot water, accident or other causes, immediately when the same become due.

d. Sewer Rent. Lessee further agrees to pay as additional rent all sewer rental or charges for use of sewers, sewage system, and sewage treatment works servicing the Demised Premises immediately when the same become due. Lessee is solely responsible for purchasing or otherwise obtaining the right to use a sufficient number of equivalent dwelling units (“EDU’s”) for Lessee’s use. Neither this Lease nor Lessee’s obligations hereunder are in any way contingent on the availability of sewer capacity for Lessee’s permitted use. Lessor currently owns seven (7) EDU’s all of which are allocated to the Building. In the event Lessee’s use of the Demised Premises requires the use of more EDU’s than are allocated to the Building as of the date of this Lease, or if Lessee increases the size of the Building, requiring additional EDU’s to be allocated, Lessee will reimburse Lessor at Lessor’s cost, plus a reasonable administrative fee, for any additional EDU’s used by Lessee. If not otherwise made available by Lessor for purchase by Lessee, Lessor agrees to cooperate with Lessee (at no cost to Lessor) in obtaining EDU’s from the appropriate authority if more than seven (7) total EDU’s are at any time required. In the event Lessor agrees to sell EDU’s to Lessee, the cost to be paid by Lessee for such EDU’s shall be the actual cost Lessor incurred to acquire same as reasonably documented by Lessor.

13. Affirmative Covenants of Lessee. Lessee covenants and agrees that Lessee will without demand:

a. Payment of Rent. Pay the Rent and all other charges herein reserved as Rent at the times and at the place that the same are payable, without fail; and if Lessor shall at any time or times accept said Rent or rent charges after the same shall have become delinquent, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Lessor’s rights. Lessee agrees that any charge or payment herein reserved, included, or agreed to be treated or collected as Rent and/or any other charges, expenses, or costs herein agreed to be paid by Lessee to Lessor may be proceeded for and recovered by Lessor by legal process in the same manner as Rent due and in arrears.

b. Cleaning, Repairing, etc. Keep the Demised Premises clean and free from all ashes, dirt and other refuse matter; replace all glass windows, doors, etc., which may at any time be broken; keep all waste and drain pipes open; repair all damage to plumbing, plumbing fixtures, electrical system and fixtures and to the Demised Premises in general; keep the same in good order and repair as they are now and after completion of any approved renovations or modifications, reasonable wear and tear excepted. Upon expiration or sooner termination of the Term for any reason, Lessee agrees to surrender the Demised Premises in the same condition in which Lessee has herein agreed to keep the same during the continuance of this Lease.

c. Requirements of Public Authorities. Comply with any requirements of any of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation applicable to Lessee or its particular use or manner of use of the Demised Premises, and save Lessor harmless from penalties, fines, costs or damages resulting from failure so to do.

d. Fire. Use every reasonable precaution against fire.

e. Rules and Regulations. Comply with reasonable rules and regulations of Lessor promulgated as hereinafter provided; provided, however, no such rules and regulations shall interfere with Lessee’s permitted use of the Demised Premises.

f. Surrender of Possession. Peaceably deliver up and surrender possession of the Demised Premises to Lessor at the expiration or sooner termination of this Lease, promptly delivering to Lessor at Lessor’s office all keys for the Demised Premises.

g. Financial Statements. Provide the most recent, available annual, audited financial statements to Lessor within fifteen (15) days after request or, in the absence of request, within one hundred fifty (150) days after the end of Lessee’s fiscal year. Lessee shall also provide interim cash balance reports within fifteen (15) days after Lessor’s request.

h. Notice of Fire, etc. Give to Lessor prompt, written notice of any accident, fire or damage occurring on or to the Demised Premises.

i. Agency on Removal. Lessee agrees that if, with the permission in writing of Lessor, Lessee shall vacate or decide at any time during the Term, or any renewal hereof, to vacate the Demised Premises prior to the expiration of the Term, including renewals, Lessee will not cause or allow any agent to represent Lessee in any subletting or reletting of the Demised Premises other than an agent approved by Lessor. Should Lessee do so or attempt to do so, Lessor may remove any signs placed on or about the Demised Premises by such other agent without any liability to Lessee or to said agent. Lessee assumes all responsibility for such action.

j. Indemnification.

(i) Lessee will and does hereby indemnify Lessor and save Lessor and Lessor’s agents, partners, members, managers, employees, directors and officers (“Lessor Indemnified Parties”) harmless from and against any and all claims, actions, demands, damages, liabilities, judgments, orders, fines, penalties, costs and expenses (including court costs and reasonable attorneys’ and other professionals’ fees) in connection with loss of life, personal or bodily injury or damage to property arising out of events occurring in the Demised Premises during the Term or occasioned wholly or in part by any (1) breach of this Lease by Lessee, (2) the use or occupancy of the Demised Premises, (3) any breach of Lessee’s obligations under Paragraph 45, below, or (4) any negligence or willful acts of Lessee, its agents, contractors, invitees, customers or employees, but not to the extent such claims, etc., arise out of the gross negligence or intentional misconduct of Lessor. Should any action or proceeding be brought against Lessor Indemnified Parties by reason of any such claim, Lessee, upon notice from Lessor, covenants at Lessee’s cost and expense to resist or defend such action or proceeding or to cause it to be resisted or defended by an insurer with counsel reasonable acceptable to Lessor.

(ii) Lessor and Lessor’s agents, servants and employees shall not be liable for, and Lessee hereby releases and relieves Lessor Indemnified Parties from all liability in connection with any and all loss of life, personal injury (excluding liability arising from gross negligence of Lessor), damage to or loss of property, or loss or interruption of Lessee’s business) arising out of any event occurring in or on the Demised Premises during the Term unless caused by Lessor’s gross negligence or willful misconduct, including, without limitation:

(1) any fire, other casualty, accident, occurrence or condition in or upon the Demised Premises or Building;

(2) any defect in or failure of (A) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, or any other systems or equipment of the Demised Premises and Building, and (B) the stairways, railings, latches, openings or walkways of the Demised Premises or Building. Lessor is not responsible to make regular inspections of the Building or Demised Premises and, in the absence of notice, Lessor shall not be held responsible for not making repairs required to be made by Lessor, if any;

(3) any steam, gas, oil, water, rain or snow that may leak into, issue or flow from any part of the Demised Premises or the Building from the drains, pipes, plumbing, sewer or other installations of same, or from any other place or quarter;

(4) the breaking or disrepair of any installations or equipment;

(5) the falling of any fixture or wall or ceiling materials;

(6) broken glass;

(7) latent or patent defects;

(8) the exercise of any rights by Lessor under the terms and conditions of this Lease;

(9) failure of water supply, light, power, electric wiring, plumbing or machinery, wind, lightning, storm or any other cause whatsoever unless arising from Lessor’s, or Lessor’s agent’s, gross negligence;

(10) any acts or omissions of other persons; or

(11) theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order or any order of any governmental authorities having jurisdiction over the Demised Premises.

14. Negative Covenants of Lessee. As a condition precedent to any of the following actions being effective or valid, Lessee covenants and agrees that Lessee will do none of the following things without first obtaining Lessor’s consent in writing at no cost to Lessor, including, without limitation, Lessor’s reasonable attorney fees.

a. Use of Demised Premises. Occupy or permit the use of the Demised Premises in any other manner or for any other purpose than as above set forth, nor allow there to occur any events on the Demised Premises or allow the escape from the Demised Premises of any offensive odors, noise or emissions, which may constitute a nuisance or otherwise adversely affect the quiet enjoyment of other tenants or occupants in the Park (as defined below).

b. Assignment and Subletting.

i. Assign, sell, transfer, pledge, mortgage, hypothecate or sublease (any, a “Transfer”) any of the Demised Premises or Building at any time and from time to time, or permit any other person, firm or company to occupy the Demised Premises, or any part thereof, unless Lessee first obtains Lessor’s, and Lessor’s mortgagee’s (if required by the terms of any mortgage encumbering the Demised Premises or the Building) prior, written consent. The sale or Transfer of more than 49% of the outstanding stock or other equity interests in Lessee, or the sale or transfer of all or substantially all of Lessee’s assets, shall be deemed an assignment for purposes of this clause; provided, however, this Section 14(b) shall not apply (A) in the event of any properly registered public offering and sale of stock in Lessee conducted in accordance with all applicable securities laws, (B) to transfers of stock in Lessee among existing shareholders, their families and heirs and trusts for the benefit of such shareholders, (C) to the transfer of stock in Lessee on a publicly traded exchange, (D) to any original issuance of capital stock the primary purpose of which is to provide investment capital to the Lessee, (E) to acquisition of all or any portion of the outstanding securities or ownership interests of Lessee by merger, consolidation or otherwise where the acquiring person or entity has greater net assets than Lessee’s net assets as of December 31, 2005 or (F) to the sale of all or substantially all of the assets of Lessee (including this Agreement) related to the business of Lessee conducted at the Premises to a purchaser with greater net assets than Lessee as of December 31, 2005, provided the purchaser agrees in writing to be bound by the terms and conditions of this Lease. Upon execution and delivery of a sublease, Lessee shall provide a copy thereof to Lessor. Transfers between Lessee and any subsidiary, affiliate, related entity, or other entity that controls, is controlled by, or is under common control with Lessee, shall not be deemed Transfers requiring the prior, written consent of Lessor, provided, in any such case, Lessee shall give Lessor at least thirty (30) days prior, written notice of the proposed Transfer, together with copies of all agreements pertaining thereto. No Transfer shall be deemed to release Lessee from any of Lessee’s duties or obligations under this Lease.

ii. If Lessee proposes a Transfer, Lessee shall first give written notice of its intent to Lessor, setting forth the target date for the proposed Transfer, its nature (assignment, sublease, transfer of assets, stock transfer, etc.), the amount of space involved in the case of a sublease, the identity of the transferee, the space involved, plans for layout and partitioning of space in the case of any sublease and the proposed use, if other than the permitted use. Lessee shall provide to Lessor such financial statements and other information reasonably requested by Lessor, a history of the business experience of such proposed assignee, transferee or subtenant and a copy of the proposed assignment or sublease, pursuant to which such assignee or subtenant shall assume all obligations on Lessee’s part to be performed hereunder and an agreement to observe all of the terms, provisions, covenants, conditions and agreements of this Lease, all of which information may be considered by Lessor in connection with its approval or rejection of the Third Party Transfer. The proposed Transfer shall be subject to Lessor’s approval, which shall not be unreasonably withheld, delayed or conditioned. Lessor shall respond to Lessee requests within thirty (30) days after receipt of Lessee’s request accompanied by all information required herein. Lessee shall pay Lessor all reasonable costs or expenses incurred by Lessor, including attorney fees and administrative fees, in connection with reviewing any request for Transfer.

iii. In the event of any approved assignment or subletting, Lessee shall promptly pay to Lessor the following (referred to herein as “Excess Rent”): (A) in the event of a subletting, the difference between the Rent and additional rent paid by such subtenant on a monthly basis and the amount of Rent or additional rent due for such month pursuant to this Lease on account of the space sublet; and (B) in the event of an assignment (except in the event of the sale of Lessee’s business) all money paid by any assignee in consideration of an assignment. Any Excess Rent payments shall be net of Lessee’s Transfer Expenses (herein so called), defined as the following: (i) the reasonable out-of-pocket costs and expenses incurred by Lessee in making the sublease, such as broker’s fees, advertising fees, and attorney fees, and (ii) the cost of improvements or alterations made by Lessee expressly for the purposes of preparing the Demised Premises for such subtenant, not to exceed $0.25 per square foot.

iv. In the case of any assignment of this Lease, the assignee shall assume, by written instrument, all of the obligations of Lessee as provided by this Lease, and an original executed counterpart of such assumption agreement shall be furnished to Lessor within ten days after the effective date of the assignment. Any sublease shall expressly acknowledge that said sublessee’s rights against Lessor shall be no greater than those of Lessee.

v. Notwithstanding any assignment or sublease, Lessee and each assignee or transferee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Minimum Rent and Additional Rent reserved herein, through the entire Term, as the same may be renewed, extended or otherwise modified.

vi. Further, in any event, the acceptance by Lessor of any Rent from the assignee or from any of the sublessees or the failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Lessee herein, nor any assignee or sublessee, from any and all of the obligations to be performed by it in accordance herewith during and for the entire Term.

c. Signs. Subject to the provisions of Paragraph 39, place or allow to be placed any stand, booth, sign or show case upon the doorsteps, vestibules or exterior walls or pavements of said Demised Premises, or paint, place, erect or cause to be painted, placed or erected any sign, projection or device on or in any part of the Demised Premises. Lessee shall remove any sign, projection or device painted, placed or erected, if permission has been granted and restore the walls, etc. to their former conditions, at or prior to the expiration of this Lease. In case of the breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any conditions or covenants of this Lease) Lessor shall have the privilege of removing said stand, booth, sign, show case, projection or device, and restoring said walls, etc. to their former condition, and Lessee, at Lessor’s option shall be liable to Lessor for any and all expenses so incurred by Lessor.

d. Alterations/Improvements. Not make any alterations or improvements to the Demised Premises except in accordance with the following provisions:

i. In connection with any proposed construction, alterations or improvements to the Demised Premises costing in the aggregate in excess of Fifty Thousand Dollars ($50,000.00), or in the event of any proposed construction, alterations or improvements which would require issuance of a permit, before and as a condition precedent to Lessee’s right to undertake same, Lessee shall deliver to Lessor for review and approval, preliminary plans and specifications (the “Design Development Documents”) for the proposed work (the “Work”). Lessor shall review the Design Development Documents and notify Lessee in writing of any comments thereon, and any proposed revisions thereto, within ten (10) business days after receipt provided, however, Lessor shall not be permitted to reject any element of the Design Development Documents which is generally consistent with the structural and building systems and existing improvements in the Demised Premises; further provided that if the proposed construction, alterations or improvements require consent from Lessor’s mortgagee, Lessor may have such additional time to seek and obtain such consent as may be required, but, in such case, Lessor will diligently pursue obtaining its mortgagee’s consent in a timely fashion. Lessee shall pay the reasonable fees of Lessor’s architect, engineer or other professional to review the Design Development Documents in an amount not to exceed $5,000.00. Lessor’s failure to deliver written comments and revisions on a timely basis shall be deemed as Lessor’s approval of the Design Development Documents. Lessee shall not be required to submit to Lessor for approval the Design Development Documents for work which costs less than Fifty Thousand Dollars ($50,000) in the aggregate or which do not require the issuance of a permit, and Lessee shall not be required to obtain Lessor’s consent to perform same. Likewise, changes to the plans which do not materially alter such plans and which are implemented due to field conditions, to correct deficiencies in design or construction or to further implement the intended design of the Improvements may be undertaken without prior approval of Landlord, but shall be included in as-built plans and/or redlined plans delivered to Landlord following completion of the Improvements. Upon completion of Lessor’s review of the Design Development Documents, Lessor shall advise Lessee whether Lessor will require removal of the improvements at the end of the Term failing which Lessee shall not be required to remove same.

ii. Representatives of both parties shall promptly make themselves available to discuss and resolve any such comments or revisions, and such documents shall promptly be revised by Lessee to incorporate any agreed upon changes. In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters.

iii. Before commencing construction or performance of the Work, Lessee will provide Lessor with final design and engineering plans and specifications (the “Construction Documents”) which describe the Work and are based on the approved Design Development Documents; provided, however, sealed construction documents shall not be required to be delivered and approved if same are not required to obtain any applicable permit required to perform such work. Lessor promptly shall review the Construction Documents and notify Lessee in writing of any disapproval thereof within fifteen (15) business days thereafter if and to the extent the Construction Documents materially differ from the Design Development Documents previously approved or deemed approved. Representatives of both parties promptly shall make themselves available to discuss and resolve any such comments or revisions, and such documents shall promptly be revised by Lessee to incorporate any agreed upon changes. In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties promptly shall meet and confer and negotiate in good faith to reach agreement on any disputed matters. Lessee shall also deliver to Lessor the “sealed” construction drawings, being the construction drawings stamped with approval of the Commonwealth of Pennsylvania’s Department of Licenses and Inspections if so required by applicable law to perform the work. Upon completion, Lessee shall give Lessor a complete set of as-built plans.

iv. All applications for permits and approvals relative to construction of the Work will be based solely upon the approved Construction Documents and will be at Lessee’s sole cost and expense. Lessee’s obligations under the Lease are in no way contingent upon such approvals or upon construction or completion of the Work.

v. Lessor’s approval of or permission for any improvements, alterations, plans and/or working drawings shall create no responsibility or liability on the part of Lessor for the completeness, design sufficiency or compliance with applicable codes, laws, rules or regulations.

vi. All alterations, improvements, additions, repairs and all other property attached to or used in connection with the Building or any part thereof made or installed on the Demised Premises by or on behalf of Lessee shall immediately upon completion or installation thereof be and become part of the Building and the property of Lessor without payment therefor by Lessor and shall be surrendered to Lessor upon the expiration or earlier termination of the

Term of this Lease; provided that Lessee may remove its trade fixtures, personal property and equipment if Lessee repairs any damage caused by such removal and restores the Demised Premises to substantially the same condition as prevailed before installation of the removed trade fixture.

vii. All alterations, improvements or additions shall be made only in conformity with all applicable laws, ordinances and regulations and subject to the approval of the public authorities and in compliance with the requirements of the Board of Fire Underwriters or other organization of like character and after all necessary and proper permits and authorizations therefor have been obtained. Lessor reserves the right to require Lessee to remove its alterations, improvements or additions at the end of the Term of this Lease except as such right may be waived pursuant to 14(d)(i) above.

viii. Lessee will not permit to be created or to remain undischarged any lien, encumbrance or charge or notice of lien, hereinafter collectively called “Lien,” arising out of any work done or materials or supplies furnished by any contractor, subcontractor, mechanic, laborer or materialman, hereinafter collectively called “Contractor,” by or for Lessee, which might become a Lien upon the Demised Premises. If any such Lien shall be filed against the Demised Premises, Lessee, within thirty (30) days after demand from Lessor, shall cause the lien to be discharged of record. If Lessee fails to have the Lien discharged within thirty (30) days, Lessor, in addition to any other right or remedy Lessor may have, may, but shall not be obligated to, discharge the Lien by deposit or bonding proceedings. Any amount paid by Lessor and all costs and expenses, including attorneys fees, incurred by Lessor shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand.

ix. if the cost of any Work equals or exceeds $25,000, then, prior to, and as a condition precedent to the commencement of any Work or the delivery of any materials to the Demised Premises by a contractor, Lessee shall deliver to Lessor such contractor’s recorded waiver of lien. No improvements, renovations or other alterations to the Demised Premises shall in any event be deemed made for Lessor’s benefit.

x. Lessee understands further that Lessee’s proposed construction or alterations, etc., may require the approval of Lessor’s mortgagee; if so, such written approval shall be a condition precedent to Lessee making such alterations, etc.

e. Machinery. Use or operate any machinery that, in Lessor’s reasonable opinion, is harmful to the Building or disturbing to other Lessees occupying other parts thereof.

f. Weights. Place any weights in any portion of the Demised Premises beyond the safe carrying capacity of the structure.

g. Fire Insurance. Do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised Premises, or any part thereof shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of execution of this Lease unless Lessee agrees to pay to Lessor as additional rent any and all increase or increases of premiums on insurance carried by Lessor on the Demised Premises, or any part thereof, or on the building of which the Demised Premises may be a part, caused in any way by the occupancy of Lessee. Lessee agrees to follow the reasonable recommendations of any insurance carrier.

h. Removal of Goods. Remove, attempt to remove or manifest an intention to remove Lessee’s goods or property from or out of the Demised Premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Lessor for all Rent and additional rent which may become due during the entire Term of this Lease.

i. Vacate. Vacate or desert the Demised Premises during the Term of this Lease, or permit same to be empty and unoccupied.

15. Lessor’s Rights: Lessee covenants and agrees that Lessor shall have the right to do the following things and matters in and about the Demised Premises:

a. Inspection of Demised Premises. At all reasonable times upon no less than twenty-four (24) hours advance notice to Lessee during normal business hours and while being accompanied by an authorized employee of Lessee, Lessor by itself or Lessor’s duly authorized agents to go upon and inspect the Demised Premises and every part thereof subject, however, to Lessee’s security protocol and confidentiality requirements as may be implemented from time to time and provided further Lessor shall have no right to enter and/or inspect the following areas of the Demised Premises: any clean room processing area (provided that to the extent any such area has a window, Lessor may visually inspect such room or space through such window).

b. Rules and Regulations. At any time or times and from time to time make such reasonable rules and regulations as may be necessary or desirable for the safety, care and cleanliness of the Demised Premises and/or of the Building and of any personal property contained therein and for the preservation of good order; provided, however, that no such rules and regulations shall interfere with the conduct of Lessee’s business as intended. Such rules and regulations shall, when communicated in writing to Lessee, form a part of this Lease.

c. Sale or Rent Sign. Prospective Purchasers or Lessees. To display a “For Sale” sign at any time, and also, unless Lessee timely exercises its option to renew, or otherwise at anytime within nine months prior to the expiration of the Term, a “For Rent” sign, or both “For Rent” and “For Sale” signs; and all of said signs shall be placed upon such exterior part of the Demised Premises as Lessor may elect and may contain such matter as Lessor shall require.

d. Discontinue Facilities or Services. Discontinue, at any time, any or all facilities furnished and services rendered by Lessor not expressly covenanted for in this Lease or required to be furnished or rendered by law, it being understood that they constitute no part of the consideration for this Lease. A list of the services currently provided by Lessor at Lessor’s discretion is attached as Exhibit “15(d).” Lessor may at any time choose to discontinue any such services without affecting either party’s other duties, rights or obligations under this Lease.

16. Casualty.

a. Repair or Rebuild.

i. In the event the Demised Premises are totally destroyed or so damaged by fire or other casualty that Lessee, in its reasonable determination, is not able to produce its product in the normal course of business in compliance with all FDA and other governmental regulations (as reasonably determined by Lessee) and, in either case, if in the reasonable opinion of a licensed architect retained by Lessor and reasonably acceptable to Lessee, the same cannot be repaired and restored to the extent of Lessor’s obligation to rebuild, as set forth below, within one (1) year from the happening of such injury (a “Major Casualty”), this Lease shall absolutely cease and terminate, and the Rent shall abate for the balance of the Term. Lessor will advise Lessee of Lessor’s determination whether to repair or rebuild within sixty (60) days after the occurrence of the Major Casualty.

ii. If the damage be only partial and such that Lessee shall be able to produce its product in the normal course of business in compliance with all FDA and other governmental regulations from the Demised Premises (as reasonably determined by Lessee) and the balance of the Demised Premises can be restored as set forth in (i), above, within one year, then, subject as set forth in this Paragraph 16(a), Lessor shall restore the same with reasonable promptness, reserving the right to enter upon the Demised Premises for that purpose. Both Lessor and Lessee shall advise one another within sixty (60) days after the occurrence of the casualty of their respective determination in this regard.

iii. In no event shall Lessor be responsible to restore, repair or replace any Lessee improvements, Lessee alterations, Lessee fixtures, Lessee equipment or other personal property of Lessee, including, without limitation, any “clean room” on the Demised Premises, whether at the commencement of the Term or installed thereafter rather, Lessor shall only be responsible to restore the Building and/or Demised Premises to substantially their condition on the commencement date of the term of the lease to Steelcase Financial Services, Inc. Lessor also reserves the right to enter upon the Demised Premises (other than production facilities within the Demised Premises) whenever necessary to repair damage caused by fire or other casualty, even though the effect of such entry would be to render the Demised Premises untenantable or not useable in the ordinary course of Lessee’s business.

iv. In either event the Rent shall be apportioned and suspended during the time Lessor is in possession, taking into account the proportion of the Demised Premises rendered untenantable and the duration of Lessor’s possession. If a dispute arises as to the amount or Rent due under this clause, Lessee agrees to pay the full amount claimed by Lessor, but Lessee shall have the right to proceed by law to recover the excess payment, if any.

v. Lessee shall fully cooperate with Lessor in allowing Lessor to obtain proceeds of insurance and rebuild or restore the Demised Premises.

vi. Notwithstanding anything contained in this Lease to the contrary, in the event the Demised Premises are not restored within one (1) year after the date of any casualty, subject to extension not to exceed forty five (45) days for “force majeure” events, then Lessee may terminate this Lease by thirty (30) days’ written notice to Lessor; provided, if the repairs are completed within such thirty (30) day period, such notice shall be deemed automatically null and void. “Force majeure” events include an act of God, fire, casualty, strikes, picketing, work stoppage lockouts, inability to procure or general shortage of labor, equipment, materials, supplies, failure of transportation or power, restrictive governmental laws or regulations, riots, insurrection, war, inclement weather or any other cause similar or dissimilar to the foregoing beyond the control of the parties. If a force majeure event occurs, the performance of the affected act or acts shall be excused for the period of delay, and the period for the performance of any such act or acts shall be extended for the period necessary to complete performance after the end of the period of such delay.

vii. Further notwithstanding anything to the contrary in this Lease:

(A) if a Major Casualty occurs during the last two years of the Term, then, within fifteen (15) days after determination of the casualty as being a Major Casualty, either party may terminate this Lease by written notice to the other, effective on the first anniversary of the date of the Major Casualty, all Rental and additional rental obligations of Lessee to continue through such date. Failure to give such written notice shall be deemed a waiver of the right to cancel; and

(B) if the insurance proceeds actually received by Lessor, as dictated by and subject to the use or disbursement thereof under the terms and conditions of any documents pertaining to financing then existing on or secured by the Building (excluding any rent insurance proceeds) would not be sufficient to pay for repairing all of the damage, whether a Major Casualty or otherwise, or if the nature of any loss which will cost in excess of 10% of the replacement cost of the Building is not covered by any insurance in effect, Lessor may, within the foregoing sixty (60) day time period, elect either to (1) repair the damage as above provided notwithstanding such fact or (2) terminate this Lease by giving Lessee notice of Lessor’s election as aforesaid. Any obligation of Lessor to repair or replace shall in any event be limited to the amount of insurance proceeds actually received by Lessor and shall be subject to the condition precedent of actual receipt thereof by Lessor.

viii. Lessor shall be loss payee and additional insured on all policies of insurance carried by Lessee under this Lease which provide coverage for property damage to the Demised Premises, Building or other real or personal property of Lessor. Lessor shall be entitled to adjust all such losses.

b. Damage for Interruption of Use. Except to the extent hereinbefore provided, Lessor shall not be liable for any damage, compensation, or claim by reason of the necessity of repairing any portion of the Building, the interruption in the use of the Demised Premises, any inconvenience or annoyance arising as a result of such repairs or interruption, or the termination of this Lease by reason of damage to or destruction of the Demised Premises.

c. Representation of Condition of Demised Premises. Lessor has let the Demised Premises in their present “AS IS,” “WHERE IS” condition, WITH ALL FAULTS and without any representations, other than those specifically endorsed hereon by Lessor or Agent or any other agent or contractor of Lessor, through its or their officers, employees, servants and/or agents. It is understood and agreed that Lessor is under no duty to make repairs, alterations, or decorations at the inception of this Lease or at any time thereafter unless such duty of Lessor shall be set forth in writing endorsed hereon. Lessee specifically acknowledges that, except as specifically stated herein, if at all, Lessor has made no representation or warranty, express or implied, concerning the condition of the Demised Premises, including, without limitation, with respect to the presence of Hazardous Materials or substances, either as of the date of execution of this Lease or the commencement date of the Term. Lessee has inspected the Demised Premises and Building, observed their physical characteristics and existing conditions, and has been afforded the opportunity to conduct such investigation and study on and of the Demised Premises and Building as Lessee deems necessary for the purpose of leasing the Premises for Lessee’s intended use.

17. Miscellaneous Agreements and Conditions.

a. Waiver of Custom. It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Lessor shall have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Lessor in refraining from so doing at any time or times; and, further, that the failure of Lessor at any time or times to enforce Lessor’s rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

b. Failure of Lessee to Repair. In the event of the failure of Lessee promptly to perform the covenants of Paragraph 13(b) hereof, and Lessee does not cure such failure within thirty (30) days after Lessee receives written notice of such failure from Lessor, Lessor may go upon the Demised Premises (other than Lessee’s “clean room”) and perform such covenants, the cost thereof, at the sole option of Lessor, to be charged to Lessee as additional rent payable by Lessee with the next scheduled payment of monthly Minimum Rent or within fifteen (15) days, whichever is later.

c. Waiver of Subrogation. Lessor and Lessee hereby agree that all insurance policies which each of them shall carry to insure the Demised Premises and the contents therein against casualty loss, and all liability policies which they shall carry pertaining to the use and occupancy of the Demised Premises shall contain waivers for the right of subrogation against Lessor and Lessee herein, their heirs, administrators, successors and assigns.

18. Remedies of Lessor. It shall be an event of default (“Event of Default”) if Lessee:

a. Fails to maintain insurance as required (as to which there shall be no notice or grace period of any kind) or does not pay in full when due any and all installments of Rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as Rent and/or any other charge, expense, or cost herein agreed to be paid by Lessee; provided, as to payment obligations, only, and subject as set forth below, Lessor shall not exercise its remedies for the occurrence of an Event of Default unless Lessor has first given Lessee at least ten (10) days notice, which Lessor shall be required to give no more than once in any twelve month period during the Term; or

b. Violates or fails to perform or otherwise breaks any covenant or agreement herein contained; and Lessee does not cure such failure within thirty (30) days after Lessee receives written notice of such failure from Lessor; provided, however, in the event that such failure cannot be cured within said thirty (30) days, Lessee shall not be deemed in default hereunder if Lessee commences curing such failure within said thirty (30) day period and thereafter diligently pursues such cure to completion within no more than a total of sixty (60) days, or

c. Vacates the Demised Premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied Lessor in full for all Rent and other charges then due or that may thereafter become due until the expiration of the Term; or

d. Makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Lessee (and not dismissed within 60 days) or a complaint in equity or other proceedings for the appointment of a receiver for Lessee is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Lessee, or if the real or personal property of Lessee shall be levied upon (and not dismissed within 30 days) or be sold, or if for any other reason Lessor shall, in good faith, believe that Lessee’s ability to comply with the covenants of this Lease, including the prompt payment of rent hereunder, is or may become impaired, thereupon:

1. The whole balance of Rent and other charges, payments, costs and expenses herein agreed to be paid by Lessee, together with all costs and officers’ commissions, including watchman’s wages, shall be taken to be accelerated, due and payable and in arrears as if the terms and provisions of this Lease said balance of Rent and other charges, payments, taxes, costs and expenses were on that due, payable in advance. Lessor shall further be entitled, but not required, to retake possession of the Demised Premises and lease the Demised Premises for the account of Lessee. In such latter circumstance, if the sums received by Lessor are insufficient to pay the Rent and other obligations of Lessee under this Lease as they become due after the application of the Security Deposit, Lessee shall pay Lessor the difference between the amounts collected by Lessor and the amounts due and owing Lessor under the terms of this Lease. Further, if this Lease or any part thereof is assigned, or if the Demised Premises, or any part thereof is sub-let, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee’s agent to collect the Rent due from such assignee or sub-lessee and apply the same to the Rent due hereunder without in any way affecting Lessee’s obligation to any unpaid balance of Rent due hereunder; or

2. At the option of Lessor, this Lease shall terminate without any right on the part of Lessee to reinstate this Lease by payment of any sum due or by other performance of any condition, term, or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of Rent scheduled to be paid during the balance of the Term, less the fair rental value of the said Demised Premises for the remainder of the Term.

19. Further Remedies of Lessor. In the Event of Default as above set forth in Paragraph 18, Lessor, or anyone acting on Lessor’s behalf, at Lessor’s option:

a. May let said Demised Premises or any part or parts thereof to such person or persons as may, in Lessor’s discretion, be best; and Lessee shall be liable for any loss of rent for the balance of the then current term. Any such re-entry or re-letting by Lessor under the terms hereof shall be without prejudice to Lessor’s claim for actual damages, and shall under no circumstances, release Lessee from liability for any damages arising out of Lessee’s breach of any of the covenants, terms, and conditions of this Lease. Upon recovering possession of the Demised Premises by reason of or based upon or arising out of a default on the part of Lessee, Lessor may, at Lessor’s option, make such alterations and repairs as may be necessary in order to re-let the Demised Premises or any part of parts thereof, either in Lessor’s name or otherwise, for a term or terms which may at Lessor’s option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and to such person or persons and upon such other terms and conditions as Lessor in Lessor’s sole discretion may deem advisable. Lessor shall have no duty to re-let. No such re-entry or taking possession of the Demised Premises or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Lessor to terminate this Lease or an acceptance of any “surrender” unless written notice of such intention be given to Lessee. Lessor shall in no event be liable in any way whatsoever for failure to relet the Demised Premises or, in the event that the Demised Premises or any part or parts thereof are re-let, for failure to collect the rent thereof under such reletting; No reentry or repossession of the Demised Premises by Lessor shall (A) relieve Lessee of its obligation to pay the Rent in arrears as of the time of entry or which becomes due subsequent to reentry, (B) constitute an acceptance of a surrender by Lessee, (C) be construed as an election by Lessor to terminate this Lease, unless Lessor terminates this Lease as set forth herein, or (D) preclude Lessor from terminating this Lease for any other default;

b. May have and exercise any and all other rights and/or remedies, granted or allowed landlords by any existing or future Statute, Act of Assembly, or other law of this state in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant who has defaulted or otherwise breached the terms of such lease agreement; subject, however, to all of the rights granted or created by any such Statute, Act of Assembly, or other law of this state existing for the protection and benefit of Lessees; and

c. May have and exercise any and all other rights and remedies contained in this Lease Agreement, including the rights and remedies provided by Paragraph 20 hereof, or are otherwise available at law or in equity.

20. CONFESSION OF JUDGMENT FOR MONEY. LESSEE COVENANTS AND AGREES THAT IF THE RENT AND/OR ANY CHARGES RESERVED IN THIS LEASE AS RENT (INCLUDING ALL ACCELERATIONS OF RENT PERMISSIBLE UNDER THE PROVISIONS OF THIS LEASE) SHALL REMAIN UNPAID FIVE (5) DAYS AFTER THE SAME IS REQUIRED TO BE PAID, AND PROVIDED LESSOR SHALL HAVE GIVEN LESSEE WRITTEN NOTICE OF ITS INTENTION TO CONFESS JUDGMENT AS PROVIDED HEREIN AT LEAST FIVE (5) DAYS IN ADVANCE, WHICH NOTICE SHALL BE REQUIRED NO MORE THAN ONCE IN ANY TWELVE MONTH PERIOD DURING THE TERM OF THIS LEASE, THEN AND IN THAT EVENT, LESSOR MAY CAUSE JUDGMENT TO BE ENTERED AGAINST LESSEE, AND FOR THAT PURPOSE LESSEE HEREBY AUTHORIZES AND EMPOWERS LESSOR OR ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST LESSEE AND AGREES THAT LESSOR MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2950 ET SEQ. FOR THE RECOVERY FROM LESSEE OF ALL RENT HEREUNDER (INCLUDING ALL ACCELERATIONS OF RENT PERMISSIBLE UNDER THE PROVISIONS OF THIS LEASE) AND/OR FOR ALL CHARGES RESERVED HEREUNDER AS RENT, AS WELL AS FOR INTEREST AND COSTS AND ATTORNEY’S COMMISSION, FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT. SUCH JUDGMENT MAY BE CONFESSED AGAINST LESSEE FOR THE AMOUNT OF RENT IN ARREARS (INCLUDING ALL ACCELERATIONS OF RENT PERMISSIBLE UNDER THE PROVISIONS OF THIS LEASE) AND/OR FOR ALL CHARGES RESERVED HEREUNDER AS RENT, AS WELL AS FOR INTEREST AND COSTS; TOGETHER WITH AN ATTORNEY’S COMMISSION OF FIVE PERCENT (5%) OF THE FULL AMOUNT OF LESSOR’S CLAIM AGAINST LESSEE, BUT IN NO EVENT LESS THAN $5,000. NEITHER THE RIGHT TO INSTITUTE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF

CIVIL PROCEDURE NO. 2950 ET SEQ. NOR THE AUTHORITY TO CONFESS JUDGMENT GRANTED HEREIN SHALL BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, BUT SUCCESSIVE COMPLAINTS MAY BE FILED AND SUCCESSIVE JUDGMENTS MAY BE ENTERED FOR THE AFOREDESCRIBED SUMS FIVE DAYS OR MORE AFTER THEY BECOME DUE AS WELL AS AFTER THE EXPIRATION OF THE ORIGINAL TERM AND/OR DURING OR AFTER EXPIRATION OF ANY EXTENSION OR RENEWAL OF THIS LEASE.

21. CONFESSION OF JUDGMENT FOR POSSESSION OF REAL PROPERTY. LESSEE COVENANTS AND AGREES THAT IF THIS LEASE SHALL BE TERMINATED (EITHER BECAUSE OF CONDITION BROKEN DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF AND/OR WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED) THEN, AND IN THAT EVENT, LESSOR MAY CAUSE A JUDGMENT IN EJECTMENT TO BE ENTERED AGAINST LESSEE FOR POSSESSION OF THE DEMISED PREMISES, AND FOR THAT PURPOSE LESSEE HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE AND TO CONFESS JUDGMENT AGAINST LESSEE IN EJECTMENT FOR POSSESSION OF THE HEREIN DEMISED PREMISES, AND AGREES THAT LESSOR MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF PROCEDURE NO. 2970 ET SEQ. FOR THE ENTRY OF AN ORDER IN EJECTMENT FOR THE POSSESSION OF REAL PROPERTY, AND LESSEE FURTHER AGREES THAT A WRIT OF POSSESSION PURSUANT THERETO MAY ISSUE FORTHWITH, FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT AND FOR THE ISSUANCE OF A WRIT OR WRITS OF POSSESSION PURSUANT THERETO, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT. LESSEE FURTHER COVENANTS AND AGREES, THAT IF FOR ANY REASON WHATSOEVER, AFTER SAID ACTION SHALL HAVE COMMENCED THE ACTION SHALL BE TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES DEMISED HEREUNDER SHALL REMAIN IN OR BE RESTORED TO LESSEE, LESSOR SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS ABOVE SET FORTH TO COMMENCE SUCCESSIVE ACTIONS FOR POSSESSION OF REAL PROPERTY AND TO CAUSE THE ENTRY OF SUCCESSIVE JUDGMENTS BY CONFESSION IN EJECTMENT FOR POSSESSION OF THE DEMISED PREMISES DEMISED HEREUNDER. NOTWITHSTANDING THE FOREGOING, AND SUBJECT AS SET FORTH BELOW, LESSOR SHALL NOT ENTER JUDGMENT BY CONFESSION FOR POSSESSION UNLESS LESSOR SHALL HAVE GIVEN LESSEE WRITTEN NOTICE OF ITS INTENTION TO CONFESS JUDGMENT AS PROVIDED HEREIN AT LEAST FIVE (5) DAYS IN ADVANCE, WHICH NOTICE SHALL BE REQUIRED NO MORE THAN ONCE IN ANY TWELVE MONTH PERIOD DURING THE TERM OF THIS LEASE.

22. AFFIDAVIT OF DEFAULT; ISSUANCE OF WRIT. IN ANY PROCEDURE OR ACTION TO ENTER JUDGMENT BY CONFESSION IN EJECTMENT FOR POSSESSION OF REAL PROPERTY PURSUANT TO PARAGRAPH 21 HEREOF, OR FOR MONEY PURSUANT TO PARAGRAPH 20 HEREOF, IF LESSOR SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT OR AVERMENT OF THE FACTS CONSTITUTING THE DEFAULT OR OCCURRENCE OF THE CONDITION PRECEDENT, OR EVENT, THE HAPPENING OF WHICH DEFAULT, OCCURRENCE, OR EVENT AUTHORIZES AND EMPOWERS LESSOR TO CAUSE THE ENTRY OF JUDGMENT BY CONFESSION, SUCH AFFIDAVIT OR AVERMENT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS, DEFAULTS, OCCURRENCES, CONDITIONS PRECEDENT, OR EVENTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF WHICH SUCH AFFIDAVIT OR AVERMENT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH PROCEDURE OR ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM, OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

IN THE EVENT THAT LESSOR CONFESSES JUDGMENT(S) AGAINST LESSEE UNDER THE PROVISIONS OF THIS LEASE, LESSEE AGREES THAT LESSOR MAY, AT THE TIME OF FILING SUCH CONFESSION OF JUDGMENT(S) OR AT ANY TIME THEREAFTER (I) CAUSE THE PROTHONOTARY OR CLERK OF COURT TO ISSUE A WRIT OR WRITS OF EXECUTION, POSSESSION AND / OR GARNISHMENT AND (II) CAUSE THE SHERIFF OR OTHER LEVYING AUTHORITY, AT THE SAME TIME OR AT ANY TIME THEREAFTER, TO SERVE SUCH WRITS AND TO LEVY UPON, ATTACH, SEIZE AND SELL LESSEE’S PROPERTY (REAL AND PERSONAL, TANGIBLE AND INTANGIBLE) WHETHER IN THE POSSESSION OF LESSEE OR IN THE POSSESSION OF A GARNISHEE, FOR THE PURPOSE OF SATISFYING LESSOR’S JUDGMENT(S). IN ANY SUCH PROCEEDING, LESSEE WAIVES ANY AND ALL RIGHT TO PRIOR NOTICE, TO PRE-EXECUTION OR POST-EXECUTION HEARING OR REVIEW AND TO ANY OTHER DUE PROCESS OR CONSTITUTIONAL RIGHT OR REMEDY WHICH IS NOT PROVIDED UNDER THE CONFESSION AND EXECUTION PROCEDURE OF THE STATE IN WHICH THE CONFESSED JUDGMENT(S) IS / ARE ENTERED OR IN WHICH THE WRIT(S) OF EXECUTION OR GARNISHMENT IS / ARE ISSUED.

23. WAIVERS BY LESSEE OF ERRORS, RIGHT OF APPEAL, STAY, EXEMPTION, INQUISITION. LESSEE HEREBY RELEASES TO LESSOR AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR LESSEE ALL ERRORS IN ANY PROCEDURE OR ACTION TO ENTER JUDGMENT BY CONFESSION BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE, AND ALL LIABILITY THEREFOR. LESSEE FURTHER AUTHORIZES THE PROTHONOTARY OR ANY CLERK OF ANY COURT OF RECORD TO ISSUE A WRIT OF EXECUTION OR OTHER PROCESS, AND FURTHER AGREES THAT REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION OR OTHER PROCESS. IF PROCEEDINGS SHALL BE COMMENCED TO RECOVER POSSESSION OF THE DEMISED PREMISES EITHER AT THE END OF THE TERM OR SOONER TERMINATION OF THIS LEASE, OR FOR NON-PAYMENT OF

RENT OR FOR ANY OTHER REASON, LESSEE SPECIFICALLY WAIVES THE RIGHT TO THE THREE (3) MONTHS’ NOTICE TO QUIT AND/OR THE FIFTEEN (15) OR THIRTY (30) DAYS’ NOTICE TO QUIT REQUIRED BY THE ACT OF APRIL 6, 1951, P.L. 69, AS AMENDED, AND AGREES THAT NO NOTICE TO QUIT SHALL BE REQUIRED IN ANY CASE.

24. RIGHT OF ASSIGNEE OF LESSOR. THE RIGHT TO ENTER JUDGMENT AGAINST LESSEE BY CONFESSION AND TO ENFORCE ALL OF THE OTHER PROVISIONS OF THIS LEASE HEREIN PROVIDED FOR MAY AT THE OPTION OF ANY ASSIGNEE OF THIS LEASE, BE EXERCISED BY ANY ASSIGNEE OF LESSOR’S RIGHT, TITLE AND INTEREST IN THIS LEASE IN HIS, HER, OR THEIR OWN NAME, ANY STATUTE, RULE OF COURT, CUSTOM, OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

25. Remedies Cumulative. All of the remedies hereinbefore given to Lessor and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No termination of this Lease or the taking or recovering possession of the Demised Premises shall deprive Lessor of any of its remedies or actions against Lessee for rent due at the time or which, under the terms hereof would in the future become due as if there had been no termination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Demised Premises.

26. Condemnation. In the event that the Demised Premises, or any part thereof, is taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire Demised Premises be so taken or if Lessee is no longer able to produce its products in the ordinary course of its business in accordance with all FDA and other governmental requirements for more than thirty (30) days as reasonably determined by Lessee. In either event Lessee waives all claims against Lessor by reason of the complete or partial taking of the Demised Premises.

27. Subordination. Lessee hereby agrees to subordinate its interest in this Lease to any mortgage affecting the Demised Premises currently existing or hereafter made by Lessor; provided that simultaneously with the execution of such a mortgage, the mortgagee and Lessor execute an agreement reasonably acceptable to Lessor, Lessee and such mortgagee to the effect that the tenancy and other rights of Lessee hereunder shall not be disturbed, so long as Lessee pays the rent and performs all of the other terms and conditions of this Lease. Lessee agrees to execute Lessor’s mortgagee’s standard form subordination, attornment and non-disturbance agreement in a form reasonably acceptable to Lessor, Lessee and such mortgagee, (“SNDA Agreement”) upon request. Promptly after execution of this Lease and as a condition to this Lease, Lessor will further request its current mortgagee to enter into such a non-disturbance agreement; provided, however, Lessor shall have no liability if its mortgagor fails or refuses to enter into same. Before commencement of the Term, and as a condition precedent thereto, the parties will execute an SNDA Agreement with Lessor’s then-current mortgagee.

28. Notices. All notices must be given by certified mail, return receipt requested, or by national overnight courier service as follows:

If to Lessor:

Norriton Business Campus, L.P.

c/o Tornetta Properties, Inc.

126 W. Germantown Pike

East Norriton, PA 19403

ATTENTION: Donald J. Tornetta

and to

Tornetta Realty Corp.

910 Germantown Pike

Plymouth Meeting, PA 19462

ATTENTION: Frank Tornetta

with a copy to:

Kenneth J. Fleisher, Esq.

Zarwin, Baum, DeVito, Kaplan, Schaer & Toddy, P.C.

1515 Market Street, Suite 1200

Philadelphia, PA 19106

If to Lessee:

Tengion, Inc.

At the Premises

with a copy to:

Tengion, Inc.

Attention: General Counsel

At the Premises

and

Jeffrey P. Libson, Esquire

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Facsimile: 610.640.5432

29. Lease Contains all Agreements. It is expressly understood and agreed by and between the parties hereto that this Lease and any riders attached hereto and forming a part hereof set forth all the promises, agreements, conditions and understandings between Lessor or his Agent and Lessee relative to the Demised Premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them or other than herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

30. Heirs and Assignees.

a. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein, and the word “Lessee” shall be deemed and taken to mean each and every person or party mentioned as a Lessee herein, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The words “his” and “him” wherever stated herein, shall be deemed to refer to the “Lessor” or “Lessee” whether such Lessor or Lessee be singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee was permitted pursuant to Paragraph 14 above or has been approved by Lessor in writing as pursuant to Paragraph 14.

b. Lessor agrees that in the event Lessor files for protection under the Federal Bankruptcy Code or any similar law hereafter enacted having the same general purpose (the “Code”) Lessor agrees that in the event it rejects this Lease pursuant to and subject to the provisions of the Code that it shall not thereafter seek to convey its fee simple interest in the Demised Premises free and clear of Lessee’s possessory rights hereunder.

31. Headings no part of Lease; Interpretation.

a. Any headings preceding the text of the several paragraphs and sub-paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect its meaning, construction or effect.

b. No provision in this Lease will be construed for or against either party on the basis that such party was the drafter of such provision. Each party has had the opportunity to review and negotiate each clause of this Lease.

32. Minimum Rental. Lessee shall pay Minimum Rent for the Demised Premises according to the following schedule. The Minimum Rent described below shall be payable during the Term , in advance without demand and without deduction, set-off, or counter claim (extent to the extent, demand, or notice shall be expressly provided for herein). At least thirty (30) days prior to the due date of the first installment of Minimum Rent, Lessor shall provide to Lessee wire instructions for the rent payment so that Lessee may make payments of Minimum Rent by wire transfer. Lessor shall further advise Lessee no less than thirty (30) days prior to any change of such wiring instructions.

a. During the first Lease Year, the annual rental of Eight Hundred Twenty Thousand Dollars ($820,000.00) shall be paid in monthly installments of Sixty Eight Thousand Three Hundred Thirty Three Dollars and thirty three cents ($68,333.33) in advance upon the first day of each calendar month.

b. During the second Lease Year and each Lease Year thereafter during the term, the monthly rental shall be the product obtained by multiplying Sixty Eight Thousand Three Hundred Thirty Three Dollars and thirty three cents ($68,333.33) per month by a fraction the numerator of which the “Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for Philadelphia-Wilmington-Atlantic City, PA-DE-NJ-MD Area, All Items, (1982 / 1984 = 100)” (“CPI-U”) the average for that twelve (12) calendar month period ending four (4) months prior to the first calendar month of each such Lease Year and the denominator of which is the average CPI-U for that period which is twelve (12) calendar months ending four (4) months prior to the first full calendar month of the first Lease Year.

c. Notwithstanding the provisions in Paragraph (B) above, in no event shall the Annual Minimum Rent Escalation be less than twenty-five cents ($0.25) per square foot per year and not more than five percent (5%) per year.

d. In the event the CPI-U is discontinued, the “Revised Consumer Price Index for Urban Wage Earners and Clerical Workers published by the Bureau of Labor Statistics of the United States Department of Labor, for Philadelphia-Wilmington-Atlantic City, PA-DE-NJ-MD Area, All Items, (1982 / 1984 = 100)” (“CPI-W”) shall be used for making the computation in Paragraph (B) above. In the event the CPI-W is discontinued, comparable statistics on the purchasing power of the consumer dollar published by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the computation in Paragraph (B) above. In the event the Bureau of Labor Statistics shall no longer maintain statistics on the purchasing power of the consumer dollar, comparable statistics published by a responsible financial periodical of recognized authority selected by Lessor and reasonably acceptable to Lessee shall be used for making the computation in Paragraph (B) above (the “Revised CPI”).

e. In the event the base year “(1982 / 1984 = 100)” or other base year in computing the CPI-U is changed, the figures used in making the adjustment in Paragraph (B) above shall accordingly be changed so that all increases in the CPI-U are taken into account notwithstanding any such change in the base year.

f. In the event that the Consumer Price Index (“CPI”) ceases to use “(1982 / 1984 = 100)” as the basis of calculation, then the CPI shall be adjusted (the “Adjustment”) to the figure that would have been arrived at (or as close to such figure as shall be practical) had the manner of computing the CPI in effect at the date of the Lease not been altered.

g. If, in Lessor’s sole judgment, such Adjustment is impossible or impractical, then the Revised CPI shall be deemed to replace the original CPI for purposes of this Paragraph.

h. In the event that any cost of living adjustment is not available, then it is agreed that the monthly rent payments shall be made on the basis of the last monthly rental amount due until the cost of living adjustment is available, whereupon the future rental payment shall be computed on the basis of the then available cost of living adjustment and the retroactive rental due shall be payable within thirty (30) days of said billing. Any delay or failure of Lessor in computing or billing for up to one (1) year for the rental adjustment hereinabove provided, shall not constitute a waiver of or in any way impair the continuing obligation of Lessee to pay such rent adjustments hereunder unless more than one (1) year has passed in which case Lessee shall only be obligated for such adjustments for up to one (1) year.

33. Option to Renew.

a. Lessee shall have the right and option to extend the Term for one (1) additional period of five (5) years. Lessee may exercise this option only if, at the time of such exercise and as of the first day of the extended Term, there is no Event of Default which remains uncured. Lessee must exercise this renewal option by giving notice of such exercise to Lessor at least nine (9) months prior to the expiration of the initial Term of this Lease.

b. The Minimum Rent during the renewal Term shall be calculated in the same manner as the rent during the initial term with the adjustment of minimum rent being made in accordance with the increase in the Consumer Price Index as described above with the minimum escalation of twenty-five cents ($0.25) per square foot per year and a maximum escalation of five percent (5%) per year as described above.

34. Late Charge.

a. In the event Lessee fails to pay any sum due Lessor hereunder within five days after the date same is due, Lessee shall pay Lessor a late charge of six percent (6%) of the delinquent sum. Lessee shall pay a charge of $50 for any checks returned from the bank for any reason.

b. Further, no payment by Lessee or receipt by Lessor, or Lessor’s Agent, of a lesser amount than any installation or payment of rent or additional rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment shall be deemed an accord and satisfaction. Lessor, or Lessor’s Agent, may accept such check or payment without prejudice to Lessor’s right to recover the balance of such installment or payment due, or pursue any other remedies available to Lessor.

35. Agency. It is agreed and understood by all parties made a part hereto, that Tornetta Realty Corp. is the sole and exclusive agent for Lessor for the Demised Premises. Accordingly, Tornetta Realty Corp. shall be paid by Lessor at the rate of commission as outlined in a separate “Agency Agreement” between Lessor and Tornetta Realty Corp. Further, Lessee and Lessor represent that they have dealt with no Realtors, brokers or agents in connection with the negotiation of this Lease and the renting of the Demised Premises other than Tornetta Realty Corp. and Trammell Crow Services, Inc. Lessee agrees to be responsible to pay all commissions due and payable to Trammell Crow Services, Inc. Lessor and Lessee shall indemnify and hold each other harmless against all claims and costs (including reasonable attorneys fees) arising from a breach of such party’s representations hereunder.

36. Taxes.

a. Lessee agrees to pay as additional rent, in addition to the Minimum Rent hereon reserved all real estate taxes (including assessments) (“Real Estate Taxes”) assessed upon the Building and Demised Premises. Lessee shall pay to Lessor such taxes based on the fiscal year or years of the taxing authorities, or portions thereof during the term hereof (appropriately apportioned for any partial year at the beginning or end of the term hereof). In the event that the Demised Premises are part of a larger tax parcel, Lessee shall only be responsible to pay its proportionate share of such Real Estate Taxes based on the value of the Demised Premises and the value of the entire tax parcel. In the event any Real Estate Taxes may be paid in installments, Lessor agrees to arrange to pay such Real Estate Taxes or assessments over the longest period of time allowed before the end of any discount period. Provided Lessee has timely paid its share of the Real Estate Taxes, Lessor agrees that it shall not allow the Real Estate Taxes to become delinquent such that the Building becomes the subject of a tax sale or other judicial sale pursuant to which Lessor’s interest in the Building is divested in any way.

b. Lessor shall submit to Lessee a copy of any tax bills authorized and prepared by the tax authorities, as well as a bill prepared by Lessor as to Lessee’s share of Real Estate Taxes due. Said taxes shall be paid by Lessee to Lessor, at the option of Lessor (a) monthly, being one-twelfth (1/12th) portion of the estimated taxes due, with an adjustment made during the month of January of each year of the Lease to correct the deficiency or overpayment for the prior calendar year; or (b) at least one (1) month before the expiration of the net payment period of said taxes and before penalties are assessed.

c. In the event Lessee desires to take advantage of any early payment discount, then said tax payment shall be paid by Lessee to Lessor at least fifteen (15) days before the expiration of any discount period. Notwithstanding the foregoing, except as specifically provided below, Real Estate Taxes exclude (i) federal, state, or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, state, succession, or inheritance taxes, and (iii) penalties or interest for late payments of Real Estate Taxes (so long as such penalties or interest are not incurred as a result of Lessee’s breach of Lessee’s obligation to pay Real Estate Taxes). Lessee has the right to contest the Real Estate Taxes affecting the Demised Premises and, upon written notice, Lessor agrees to cooperate with Lessee in connection therewith, provided such cooperation will be at no cost to Lessor. Real Estate Taxes shall include any occupancy, rent or other tax to the extent such tax is levied in lieu of or in substitution for ad valorem real estate taxes.

37. Fire and Extended Coverage Insurance.

a. Further to Paragraph 12(b) of this Lease Agreement and throughout the Term, and provided Lessee pays the premiums for such insurance as set forth below and in accordance with Paragraph 12(b), Lessor agrees to carry policies insuring the Building against fire and such other perils, in an amount equal to the full replacement value of such improvements, together with insurance against such other risks (including loss of rent) including Fire, Extended Coverage, Vandalism and Malicious Mischief (Special Form), Sprinkler, Rent, and Casualty and in such amounts as Lessor deems appropriate. Lessee agrees to pay as additional rent to Lessor the cost of said insurance, as well as any increases described in Paragraph 12(b). Such cost of said insurance, as stated above, shall be paid by Lessee to Lessor as additional rent, in addition to the minimum rental hereon reserved, at the option of Lessor (a) monthly, being one-twelfth (1/12th) portion of the estimated premiums due, with an adjustment made during the month of January of each year of the Lease to correct the deficiency or overpayment for the prior calendar year; or (b) within thirty (30) days of proof of payment of such insurance. Such insurance shall not include Lessee’s furniture, fixtures, equipment or improvements. The amount due hereunder on account of said insurance shall be apportioned for that part of the first and last calendar years covered by the Term hereof.

b. Lessee agrees to follow the recommendations of Lessor, or its agents, or the insurance company, relative to the condition or maintenance or operations of the Demised Premises so as to help lower the premium rate of insurance or maintain the insurability of the Demised Premises.

38. Liability and Property Damage Insurance.

a. During the Term of this Lease and any extensions thereof, Lessee shall keep in full force and effect a policy of Commercial General Liability Insurance in which the limits of Bodily Injury shall not be less than $2,000,000.00 per occurrence and on which the Property Damage Limit shall not be less than $1,000,000.00 per occurrence. The insurance carrier and the form and substance of the policy shall be to the reasonable satisfaction of Lessor and a copy of the policy or a Certificate of Insurance shall be delivered to Lessor’s Agent. The insurance carrier shall be a responsible insurance carrier authorized to do business in the Commonwealth of Pennsylvania. Subject to the requirements of the holder of any mortgage encumbering the Demised Premises or Building, it shall have a policy holders rating of no less than “A” in the most current edition of Best’s Insurance Report, or, if permitted by the holder of any mortgage encumbering the Building or Demised Premises, a rating of no less than “A-, 7.”. In the case of Lessee’s policy, said policy shall name Lessor, Agent, and any persons, firms or corporations having an interest in the Demised Premises as additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor thirty (30) days prior written notice.

i. Lessor hereby waives all right of recovery, and agrees not to assign or transfer any right of subrogation to its insurance carrier or any other party as to any and all damage to or destruction of the Demised Premises and any other property of Lessor insured or insurable under a typical all-risk damage insurance policy.

ii. Lessee hereby waives all right of recovery, and agrees not to assign or transfer any right of subrogation to its insurance carrier or any other party as to any and all damage to or destruction of any property of Lessee in or about the Demised Premises.

iii. Lessor and Lessee hereby agree (i) to notify their respective insurance carriers of the agreement contained herein not to transfer or assign any rights of subrogation to said insurance carrier; and (ii) to require their respective insurance carriers to issue a waiver of any such rights of subrogation set forth in any and all subrogation clauses or endorsements included in such carriers’ policies of insurance.

iv. Subject to the waivers and limitations of liability contained in this Lease, Lessor, its successors, and assigns agree to indemnify and hold harmless Lessee from any liability for injury to or death of any person or damage to personal property of every kind and nature caused by or arising out of the gross negligence or intentional misconduct of Lessor, or out of any breach by Lessor of its obligations hereunder.

b. Other insurance: Throughout the Term, Lessee shall also carry “all risk” insurance against fire with extended coverage, vandalism, malicious, mischief and all risk endorsements, in an amount adequate to cover the full replacement value of all (A) trade fixtures, fittings, installations, decorations, alterations and leasehold improvements, including any Building; and (B) furnishings, contents, inventory, and any other personal property in or on the Demised Premises in the event of fire or casualty; and worker’s compensation insurance in statutory amounts.

c. A certificate of each policy of each insurance and all renewals and replacements thereof and proof satisfactory to Lessor of payments of premiums thereof shall be delivered by Lessee to Lessor before the Commencement Date of the Term and at least thirty days before any renewal premium is due or payable. All policies (1) shall name Lessor, Agent and any managing agent of the Building as an additional insured (2) shall contain a provision that they may not be cancelled or amended without at least thirty (30) days prior written notice to Lessor; (3) shall contain a provision endorsement that no act or omission of Lessee shall affect or limit the obligation of the insurer to pay the amount of the loss sustained, subject to policy conditions pertaining to the timing of payment and not to the insurer’s obligation to pay; and (4) shall indicate that all of Lessee’s indemnity obligations under this Lease are insured, subject to policy conditions pertaining to the timing of payment and not to the insurer’s obligation to pay. In the event that Lessee fails to procure and maintain any insurance required by this Lease, Lessor shall have the right, but not the obligation, to obtain same on behalf of Lessee and any premiums paid by Lessor shall be deemed additional Rent which shall be paid by Lessee to Lessor with the next scheduled payment of Minimum Rent or within fifteen (15) days, whichever is later.

39. Signs. In compliance with Paragraph 14(c) of this Lease Agreement, and any other applicable provisions contained herein, it is understood and agreed that Lessee will not install any signs without first receiving written permission from Lessor, which consent shall not be unreasonably withheld, delayed, or conditioned and will be solely responsible for any cost and effort as may be required for the installation of signs on the property, building, or within the Demised Premises. This responsibility includes the purchase, installation, maintenance, upkeep and removal, if requested by Lessor (and repair after removal of any damage caused by signs), of any such sign(s). Further, Lessee is responsible to obtain and pay for any governmental licenses and / or permits, as may be required for any such sign(s). All signs of Lessee shall be maintained by Lessee, and kept in proper order including lighting, repairs, and / or repainting. Lessor makes no representation as to whether or not signage, or the type or size of signage is permitted by governmental authorities at the Demised Premises or the building or property. Upon termination of this Lease and/or Lessee’s vacating of the Demised Premises, Lessee shall, at the option of Lessor, remove all interior and exterior signage and other advertising material, making all repairs as reasonably necessary as a result of said removal.

40. Common Area Maintenance.

a. Lessor shall provide, as needed in the opinion of Lessor, certain services to the common areas of the Norriton Business Campus (the “Park”) in which the Demised Premises is located, and to the grounds surrounding the building in which the Demised Premises is located (the “Lot”). Lessor shall provide such services, if at all, at a cost comparable to market rates for such services. Said services shall include, but may not be limited to, the cutting of grass, maintenance of landscaping, snow and ice removal, maintenance of sanitary sewer systems, maintenance of retention basins, general periodic clean-up, replacement of exterior lights and bulbs and / or fixtures, common area lighting, repairs to or replacements of the parking area and access roads, including the main access roads, and seven (7%) percent of all the foregoing costs (excluding Real Estate Taxes and insurance) to cover Lessor’s administrative and overhead costs; provided, however, capital repairs and replacements shall be amortized over the useful life of such capital repair or replacement in accordance with generally accepted accounting principles consistently applied and only the annual amortized amount thereof shall be included in the costs charged to Lessee on an annual basis. In all events, Lessor shall perform the foregoing common area maintenance in a manner consistent with the services provided in other comparable business parks in the Greater Philadelphia Metropolitan Area.

b. Attached to this Lease as exhibit “40(b)” is a list of common area services which Lessor currently provides to each of the Park and to the Lot, which services, as to the Park, only, shall be provided throughout the Term.

c. Notwithstanding anything contained in this Lease to the contrary, common area maintenance charges shall not include:

i. Financing and refinancing costs, including, but not limited, mortgage interest, service charges, and other costs;

ii. Any cost that is reimbursed by an insurer, condemnor, Lessee, or other party and other costs caused by fire or other causality;

iii. Intentionally Omitted.

iv. Advertising, public relations, and promotional expenses and any and all other expenses attributable to efforts to increase or maintain the specific business interests of Lessor or any Lessee;

v. Any interest or penalties paid by Lessor for late payment of common area costs; and

vi. The cost of remediating any contamination or Hazardous Materials on any property unless caused by Lessee

d. Services provided to the Lot shall be billed to Lessee on a monthly basis and the cost thereof shall be payable as additional Rent. Lessee shall also be responsible to pay a proportionate share of common area charges for services provided generally to the Park, as set forth below.

e. Coincidental with these services, Lessor shall bill Lessee, at the option of Lessor, on a monthly basis, in an amount equal to one-twelfth (1/12th) of the estimated annual common area charges for the Park and charges for services to the Lot, with an adjustment made during the month of January of each year of the Lease to correct the deficiency or overpayment for the prior calendar year.

f. Lessee’s proportionate share of said common area charges for the Park shall be based on the percentage by which the square footage of the Lot on which the Demised Premises is located bears to the total square footage of all lots in the Park. Any such billings shall be treated as additional rent, and shall be as same in accord with the provisions of this Lease Agreement, including Paragraph 33 of this Lease.

41. Licenses and Permits. Lessee, at Lessee’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Lessor or Lessee with respect to the use, occupation or alteration of the Demised Premises during the Term. Lessee’s obligations shall include, but will not be limited to, obtaining whatever permits and / or licenses which may be required by Lessee to operate from this location, any permits and / or licenses which may be required for the installation of signs, and compliance with the Americans With Disabilities Act relating to Lessee’s use and occupancy of the Demised Premises. This Lease is not contingent on Lessee being able to obtain or maintain any such permits or licenses. Lessee’s responsibility and compliance with this paragraph shall also include any present and future governmental or quasi-governmental directives (including without limitation those requirements of the Occupational Safety and Health Administration that relate to the Demised Premises) including but not limited to the indoor air quality of the Demised Premises and the maintenance of any heating, ventilating, and air conditioning equipment or system for which Lessee is responsible pursuant to this lease. Lessee’s failure to comply with any such law, order, ordinance, rule, regulation or directive above mentioned may be considered an Event of Default under this Lease.

42. Roof, Laterals and Outside Equipment.

a. Lessee shall have the right to access and use the roof of the Building for the placement of equipment and fixtures, provided, however, all such work shall be done in accordance with plans and specifications approved in advance by Lessor, by Lessor’s roof warranty and, if required, using by Lessor’s approved roof contractor. Lessee agrees to comply with any reasonable rules and regulations promulgated by Lessee’s roof warrantor associated with roof work. Lessor hereby represents and warrants that the entire roof is warranted through January 4, 2019 by Firestone Building Products Company in accordance with the roof warranty dated by January 5, 1999 issued by Firestone Building Products Company (the “Warranty”) and provided to Lessee. Lessor agrees that to the extent required, Lessor shall undertake all regular repairs and maintenance required by the Warranty and shall enforce its rights under the Warranty for the benefit of Lessee.

b. Any primary or underground plumbing, primary electrical work, or work beyond the Demised Premises area, as well as roof, exterior walls and floor penetrations, must be completed or approved in writing by Lessor, at the sole cost and expense of Lessee. Should Lessor elect to provide this service work, Lessor will be competitive and reasonable in price, materials and quality of workmanship. Lessor will give notice of its election within fifteen (15) business days after Lessee gives Lessor written notice of the occurrence of the event giving rise to the need for such work; provided, in the event of an emergency, and after notice to Lessor, Lessee may commence such work or repairs. All other work on the interior of the Demised Premises, including but not limited to any special plumbing, electrical, partitions, floor coverings and decorating, shall be the responsibility of Lessee.

c. Subject to Lessor’s rights to review and approve Plans as set forth in Paragraph 14(d), Lessee shall also have the right without charge to install and use and operate an above ground emergency generator, HVAC system, chillers, electrical transformer and related equipment (collectively, the “Outside Equipment”), including the right to interconnect the Outside Equipment with Lessee’s other equipment located in the Demised Premises all as set forth in the plans for Lessee’s improvements previously approved by Lessor or, in such other mutually agreeable location on the exterior of the Building, including the roof of the Building. Lessee shall be solely responsible for the costs of installation, operation, replacement and maintenance of the Outside Equipment and all of such work shall be performed by Lessee and Lessee’s consultants as provided in Subsection (d) below. Lessee will install and operate the Outside Equipment in accordance with all federal, state and local regulations. If Lessee decides to install the Outside Equipment, Lessor hereby permits Lessee to install wires, conduits and appurtenant facilities upon the Demised Premises, at Lessee’s sole cost and expense. In addition, Lessee shall be responsible for obtaining any permits and licenses required to install and operate the Outside Equipment, and Landlord agrees to cooperate with Lessee to accomplish the same.

d. Lessee shall be permitted to use contractors of its choosing in connection with the repair, replacement, maintenance and operation of the Outside Equipment and all other improvements, alterations, improvements and equipment installed by Lessee on or about in the Demised Premises and, in any case, such contractors as may be approved by the applicable manufacturers, if any, subject, however, to Lessee’s obligation to use Lessor’s approved roof contractor as provided above.

43. Utilities and Maintenance.

a. Lessee shall be solely responsible for, agrees to contract with, and promptly pay all charges for heat, water, gas, sewer, electricity, trash, telephone, or any other utility or other service rendered, used or consumed in the Demised Premises, and service inspections made thereof, whether called charge, tax, assessment, fee or otherwise. Lessee shall also pay any “fire company charge” imposed with respect to the Demised Premises. In no event shall Lessor be liable for an interruption or failure in the supply of any such utilities to the Demised Premises unless caused by Lessor’s gross negligence or intentional misconduct, in which case Lessee shall be entitled to an abatement of Rent (other than as may pertain to Lessee’s obligation to continue to pay insurance premiums and otherwise to maintain all insurance required by this Lease) as Lessee’s sole remedy.

b. Except as specifically provided herein, Lessee further covenants and agrees throughout the term of this Lease Agreement, any extensions or renewals thereof, that it will be responsible to maintain the Demised Premises in good repair, order and condition, at its sole cost and expense, including the cost of repairs to or maintenance as may be required to the structural members, exterior walls, foundation or roof of the Demised Premises to extent such repairs and/or maintenance is required due to Lessee’s improvements or alterations to the Demised Premises, and further including all floors, interior walls, partitions, ceilings, doors of all types, locks, closures, and hinges, all lighting (including the replacement of light bulbs), all glass including windows, all electrical, heat, ventilating, and air conditioning systems, as well as all utilities and plumbing systems servicing the Demised Premises located within the Building on the Demised Premises and all lateral connections to the main utility lines, and any equipment and appurtenances thereof, making all repairs and / or replacements thereto as may be required or necessary, with materials of like quality.

c. Further, Lessee shall be responsible for the cleanliness of the Demised Premises and shall be responsible, at Lessee’s sole cost and expense, for the separation, recycling, and removal of Lessee’s waste materials to conform with any and all governmental rules and regulations thereto. Lessee shall also be responsible for any Waste Generation Fee imposed by any governmental authority.

d. Lessor shall maintain, repair and replace (as needed) (i) all of the common areas in and about the Park and around the Building including the foundations, the exterior walls (which shall not include windows, glass or plate glass, doors, special fronts, entries, or the interior surfaces of exterior walls, all of which shall be the responsibility of Lessee), the roof, utility facilities (including electrical, water, sewer, stormwater and gas) and structural systems, all of which shall be maintained in good order, condition and repair throughout the Term, reasonable wear and tear excepted. With respect to the common areas of the Park, Lessor’s obligations shall include periodic snow and ice removal from all loading and parking areas and sidewalks, landscaping and maintenance and repair of all common drainage systems and utility structures. Lessee shall give Lessor written notice of the need for any maintenance, repair or replacement for which Lessor is responsible, after which (or after Lessor’s actual notice of the need for such maintenance, repairs or replacement) Lessor shall have a reasonable opportunity to perform the maintenance or make the repair or replacement, except in case of emergencies in which case Lessor shall commence as promptly as possible such maintenance, repairs or replacement after receipt of actual notice of the need therefor.

44. Sprinkler.

a. Inasmuch as the Demised Premises contains a wet sprinkler system and to the extent that the Demised Premises is sprinklered, Lessor agrees to provide any periodic maintenance of said sprinkler system as required from time to time, unless damage thereto is caused by Lessee, its agents, servants, employees, and / or invitees. Further, any damage resulting from the activation of the sprinkler system within the Demised Premises shall be at the absolute risk of Lessee, with no obligation to Lessor resulting thereof unless damage is caused by Lessor’s gross negligence or intentional misconduct, in which case Lessee shall be entitled to an abatement of Rent (other than as may pertain to Lessee’s obligation to continue to pay insurance premiums and otherwise to maintain all insurance required by this Lease) as Lessee’s sole remedy.

b. In addition, Lessor shall be held harmless from any claim by Lessee due to the failure of the sprinkler system to adequately function. Lessee shall pay for all maintenance, including any fire service charge, water company charge, and any monitoring from the sprinkler system. Also, Lessee shall maintain heat in the Demised Premises so as to prevent the sprinkler system from freezing.

c. It is further understood that said sprinkler system is designed based on Minimum Factory Mutual Requirements for an ordinary hazard sprinkler system under NFPA Class 1.31 general storage and should Lessee need to change the design of the sprinkler system, then said sprinkler system may be changed and maintained at Lessee’s sole cost and expense to the satisfaction of all governmental and local Fire Marshall regulations concerning same.

45. Hazardous Materials

a. i. Lessee shall comply with all federal, state or local rules, regulations and ordinances pertaining to the environmental state, condition or quality of the Demised Premises and the presence, discharge, use, transport and disposal of Hazardous Materials in, on and from the Demised Premises, and shall perform, at Lessee’s sole expense, any remediation, repairs, construction, alterations, renovations or installations in order to comply with any law, regulation, or ordinance concerning the environmental state, condition or quality of the Demised Premises resulting or arising from or due to Lessee’s use of the Demised Premises. All such repairs or clean-up shall be made to the satisfaction of Lessor and the Pennsylvania Department of Environmental Protection, the Environmental Protection Agency, and any other governmental authority having jurisdiction.

ii. As used in this Lease, the term “Hazardous Materials” means any hazardous or toxic substance, material, chemical or waste which is or becomes regulated by any local governmental authority, any agency of the Commonwealth of Pennsylvania or any agency of the United Sates government. The term “Hazardous Materials” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C, § 1317), (ii) defined as “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. (42 U.S.C. § 6903), (iii) defined a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq. (42 U.S.C. § 9601), (iv) petroleum and any petroleum by-products, and (v) asbestos.

b. i. Lessee shall not, nor shall it permit its employees, business invitees, or contractors (collectively “Lessee’s Agents”), to bring upon, keep, store, use, or dispose of any Hazardous Materials on, in, under, or about the Demised Premises, except for the following: (i) gas, diesel fuel, oil, and other petroleum products and petroleum by-products’ which drip in normal amounts from motor vehicles (Lessee shall use reasonable efforts to clean-up such drippings); (ii) Hazardous Materials which do not pose any significant threat of being released into the environment or (iii) Hazardous Materials used for their intended purpose in connection with the use of the Demised Premises for the uses permitted hereunder. Lessee shall cause the presence, use, storage, and/or disposal of any Hazardous Materials on, in, under, or about the Demised Premises by Lessee or Lessee’s Agents to be in complete compliance with all applicable laws, rules, regulations, orders, and the like. Lessee shall notify Lessor immediately, in writing, of any discharge of Hazardous Materials on the Premises or any other environmental condition thereon which may constitute a violation of any applicable environmental law or regulation. Lessee shall promptly provide Lessor notice of any material release of Hazardous Materials on, in, under, or about the Demised Premises of which Lessee has knowledge that is in violation of any applicable environmental laws, rules, orders, or regulations.

ii. Lessee shall, and does hereby, defend, indemnify, protect, and hold Lessor Indemnified Parties harmless from and against all claims, costs, fines, judgments, and, liabilities, including attorney and expert fees and costs, arising out of or in connection with the presence, storage, use, or disposal of Hazardous Materials in, on, under, or about the Demised Premises caused by the acts, omissions, or negligence of Lessee and/or Lessee’s Agents or any breach by Lessee of its duties or obligations under this Paragraph 45. For purposes of clarity, the term “omissions” in the preceding sentence shall include failure to remediate previously existing conditions unless caused by the act or negligence of Lessor. Lessee’s obligations hereunder shall survive the termination of this Lease.

c. Neither Lessor nor Lessor’s employees, business invitees, agents, contractors, or subcontractors (collectively Lessor’ s Agents”), shall bring upon, keep, store, use, or dispose of any Hazardous Materials in, on, under or about the Demised Premises. Lessor represents and warrants that, to the best of Lessor’s knowledge, no asbestos or other Hazardous Materials have been or are located on, about or beneath the Demised Premises or Park. Lessor shall indemnify, defend, protect, and hold Lessee and Lessee’s Agents harmless from and against any and all claims, costs, fines, judgments, and liabilities, including attorney fees and costs, arising out of or in connection with the presence of Hazardous Materials in, on, under, or about the Demised Premises upon the date this Lease is executed or which are introduced in, on, under, or about the Demised Premises subsequent to date this Lease is executed due to the acts, omissions, or negligence of Lessor or Lessor’s Agents. Lessor’s obligations hereunder shall survive the termination of this Lease.

d. The provisions of this Paragraph 45, and all indemnities, duties and responsibilities of the parties hereunder, shall survive expiration or termination of this Lease.

46. Pest Control. Lessee agrees that should it be required in Lessee’s facility that Lessee shall contract with a pest exterminating contractor to exterminate as may be necessary and as may be reasonably directed by Lessor.

47. Security Systems. Should Lessee install or should there presently be a security system of any type in Lessee’s Demised Premises, then said security system shall remain a part of the real estate and be turned over to Lessor at the termination of this Lease, including any keys and / or combinations, without any cost to Lessor, for his use or for use by subsequent Lessees.

48. Outside Storage. Outside storage at the Demised Premises is not permitted without the advance approval in writing from Lessor except with respect to truck trailers related to deliveries made to or pick-ups made from Lessee’s business, and further excluding construction trailers during any period in which construction or improvement work is underway by or on behalf of Lessee which shall be freely permitted. Long term trailer storage or truck parking at the Demised Premises is not permitted. Lessor may enact reasonable rules and regulations for construction staging at the Demised Premises and for the location where construction trailers and trucks may be parked.

49. Lessor’s Liability. Lessor’s responsibility under this Lease shall be limited to its interest in the Demised Premises and no members of Lessor’s partnership shall be personally liable hereunder. Lessee agrees to look solely to Lessor’s interest in the Demised Premises for the collection of any judgment, and, in entering any such judgment, the person entering same shall request the Prothonotary to mark the judgment index accordingly. If the Demised Premises is transferred or conveyed, Lessor shall be relieved of all covenants and obligations under this Lease thereafter. Further, in no event shall Lessor be liable to Lessee for indirect, consequential or punitive damages or lost profits, and Lessee specifically waives any claim for any of the foregoing.

50. Estoppel Certificate. Either party shall, at any time and from time to time, within twenty (20) days following the written request from the other, execute, acknowledge, and deliver to the requesting party a written statement certifying that this lease is in full force and effect and unmodified (or, if modified, stating that nature or such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to the certifying party’s knowledge, any uncured defaults or unpaid charges on the part of the other party, or specifying such defaults or unpaid charges if any are claimed, and certifying such other information as the requesting party shall reasonable request. Any such statement may be relied upon by any lending institution or by any prospective purchaser or mortgagee on all or any part of the building or land on which the building is situated.

51. Non-Foreign / OFAC Certification.

a. Lessee hereby certifies that Lessee is not a non-resident alien, or foreign corporation, a foreign partnership, a foreign trust, or a foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations); that Lessee’s Social Security number or Federal Income Tax Number and Lessee’s home or office address are as set forth in this Lease Agreement. Lessee acknowledges that this certification may be disclosed to the Internal Revenue Service pursuant to federal law.

b. Further, Lessee certifies that:

i. Lessee is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

ii. Lessee is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

c. Lessee hereby agrees to defend, indemnify, and hold harmless Lessor, and Lessor’s Agent, from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

52. Quiet Possession. Lessor represents and warrants that (a) it is the owner of the Demised Premises, (b) it has the right to rent and lease the Demised Premises, (c) it has the right to enter into this Lease, and (d) Lessee shall be entitled to quiet possession of the Demised Premises for and during the initial term, and any renewal terms, so long as said Lessee performs all the terms and conditions of this Lease; provided Lessor makes no representations and has no obligations whatsoever relative to whether any tenant or subtenant occupying the Demised Premises on the date of execution of this Lease will timely vacate the Demised Premises and Lessee’s obligations under this Lease are in no way contingent on same.

53. Lessee’s Remedies. If Lessor shall fail to keep or perform any of its obligations as provided in this Lease in respect of (a) maintenance of insurance; (b) payment of cost to repair and maintain the Demised Premises as provided herein; (c) compliance with legal or insurance requirements; or (d) in the making of any other payment or performance of any other obligation assumed by Lessor, whichever the case may be, Lessee may, but shall not be obligated to, upon the continuance of such failure on the part of Lessor for a period of thirty (30) days after receipt of written notice from Lessee, (provided, however, in the event that such cure cannot be completed within said thirty (30) days, Lessee shall not have the right to perform such cure if Lessor commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion), and without waiving or releasing Lessor from any obligation, as an additional, but not exclusive, remedy, make such payment or perform such obligations; and as to all sums so paid by Lessee and all necessary incidental costs and expenses incurred by Lessee in performing such obligations, Lessee may make demand upon Lessor for reimbursement of said sums, in which event Lessor agrees to make or cause such reimbursement to be made within thirty (30) calendar days after receipt of said demand. Notwithstanding the foregoing, Lessee may perform any emergency repairs that are Lessor’s responsibility at any time and in such circumstance, Lessor shall reimburse Lessee as provided in this Paragraph 52. Notwithstanding the foregoing, Lessee shall have no right of offset against Rent or additional rent.

54. Short Form of Lease. Contemporaneous with the execution of the Lease, the parties shall execute and record a Short Form of Lease in a form reasonably acceptable to Lessor and Lessee and provided Lessee simultaneously executes and delivers to Lessor a release thereof in recordable form, which Lessor may record upon termination of the term of this Lease.

55. Parking. Lessee shall have the exclusive use of the automobile parking areas, driveways and footways of the Demised Premises, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Lessor. Lessee and their employees shall not park in parking areas which are not part of the Demised Premises, including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Lessee agrees that upon written notice from Lessor, it will furnish to Lessor, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of Lessee and its employees. Lessor and its Agent shall not be liable for any vehicles of Lessee or its employees that Lessor or Lessor’s Agent shall have towed from the Premises when illegally parked. Lessor and Lessor’s Agent will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

56. Time. Time is of the essence of all dates and times in this Lease.

57. Submission. The submission of the Lease by Lessor to Lessee for examination does not constitute a reservation of or option for the Demised Premises or of any other space within the Building or in other buildings owned or managed by Lessor or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

58. Mortgagee Approval. Notwithstanding anything to the contrary herein, this Lease and the parties’ respective duties and obligations hereunder are subject to the condition precedent of approval by Lessor’s mortgagee of this Lease. In the event, for any reason, Lessor’s mortgagee does not grant such approval by an outside date of February 28, 2006, then either party may at any time thereafter cancel and terminate this Sub-Sublease, without recourse or claim against one another or against Lessor.

LESSEE HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS LEASE AND ANY ADDENDUM TO THIS LEASE, INCLUDING THE PROVISIONS CONCERNING ENTRY OF AND EXECUTION ON CONFESSED JUDGMENT. IN NEGOTIATING THIS ARMS-LENGTH COMMERCIAL LEASE, LESSEE HAS EITHER BEEN REPRESENTED BY COUNSEL OR HAS DELIBERATELY CHOSEN, FOR BUSINESS REASONS, NOT TO BE REPRESENTED BY COUNSEL.

In Witness Whereof, the parties hereto have executed these presents this 1st day of February, 2006 and intend to be legally bound thereby.

WITNESS:	TENGION, INC.

	By:	/s/ Steven Nichtberger
		President and CEO	(LESSEE)

NORRITON BUSINESS CAMPUS, L.P.

	By:	Norriton Real Estate Corp., its general partner

	By:	/s/ Donald Torretta
		President	(LESSOR)

EXHIBIT “A”

Demised Premises

A free-standing 80,005 square foot building on approximately 5.88 acres of land that are described on the plans and specifications indicated on Exhibit A attached to the Master Lease Agreement and made hereof in the Norriton Business Campus.

EXHIBIT “15(d)”

Currently Provided Services

Lot 5 Corporate Interiors Bldg. – (maintain/repair/replacement)

Landscaping

Snow Removal

Parking Lot

Site Lighting

Sidewalks

Fire Sprinkler Systems

Lawn Irrigation System

Building/Ground Signage

Waste Generation Fee

Exterior Windows

Interior Elevator

HVAC Systems

Emergency Generator

Steel Structure

Roof

Foundation slab/walls

Exterior Walls

Taxes, Insurance, Utilities(if any), Administrative Fee

EXHIBIT “40(b)”

Common Area Services

NBC Campus CAM - (maintain/repairs/replacement)

Landscaping

Storm water Basin

Main Campus Signage

Insurance, Taxes, Utilities, Administrative Fee

Lot 5 Corporate Interiors Bldg. – (maintain/repair/replacement)

Landscaping

Snow Removal

Parking Lot

Site Lighting

Sidewalks

Fire Sprinkler Systems

Lawn Irrigation System

Building/Ground Signage

Waste Generation Fee

Exterior Windows

Interior Elevator

HVAC Systems

Emergency Generator

Steel Structure

Roof

Foundation slab/walls

Exterior Walls

Taxes, Insurance, Utilities(if any), Administrative Fee

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